Exhibit 99.1

Herbalife Nutrition Revises Third Quarter and Full Year 2021 Guidance

LOS ANGELES--(BUSINESS WIRE)--September 13, 2021--Herbalife Nutrition, a premier global nutrition company, today announced it is revising its third quarter and full year 2021 guidance. The Company is making this announcement in advance of its September 14, 2021 virtual Investor Day to ensure investors have the most up-to-date financial information.

Recently, the Company observed lower than expected levels of activity amongst its independent distributors that has led to a decrease in expected third quarter and full year net sales. Despite this, we anticipate net sales growth in the third quarter to be between approximately 14%-18% versus third quarter 2019 and growth for the full year to be between approximately 19%-23% versus full year 2019.

The number of sales leaders actively selling in the channel is up 10% for the months of July and August compared to 2020. Additionally, the Company expects to repurchase more than $200 million in shares in the third and fourth quarters as part of the on-going share repurchase program.

“The Company has delivered year-over-year growth for the past eight quarters and four straight quarters of year-over-year double-digit net sales growth. We are on track for another record sales year with a sustained growth trajectory and significant cash generation, positioning us to continue to benefit from the fundamental tailwinds driving the nutrition industry globally and the strong demand for our science-based products, as consumers continue to appreciate the value of good nutrition. Yet, uncertainty in global markets, fueled by the extended period of the pandemic, has brought about unique challenges in predicting behavior in the channel,” said John Agwunobi, CEO, Herbalife Nutrition.

The Company remains on track for a second straight record-year and expects full-year net sales growth in the range of 4.5% to 8.5%, which reflects a reduced midpoint of 400 basis points as compared to prior full year 2021 guidance. The Company’s revised third quarter guidance calls for a net sales decline in a range of 6.5% – 3.5%, lowering the midpoint by 700 basis points compared to prior third quarter guidance. The Company also updated full year 2021 adjustedc diluted EPS guidance to a range of $4.55-$4.95, decreasing the midpoint by $0.15 compared to prior full year 2021 guidance. Adjusted full year EBITDA is being reduced to a range of $860-$910 million from the prior range of $875 - $935 million.

The Company will provide greater details and insights about the state and future of the business on Tuesday during its virtual Investor Day. To register, please visit https://ir.herbalife.com/investor-day.

Following is the Company’s updated third quarter and full year 2021 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	September 30, 2021		December 31, 2021
	Low	High	Low	High
Volume Point Growth (Decline) vs 2020	(9.0%)	(6.0%)	1.0%	5.0%
Net Sales Growth (Decline) vs 2020 (a)	(6.5%)	(3.5%)	4.5%	8.5%
Adjusted Diluted EPS (a) (b) (c)	$1.00	$1.20	$4.55	$4.95
Adjusted EBITDA ($ millions) (a) (b) (c)	$200.0	$220.0	$860.0	$910.0
Cap Ex ($ millions)	-	-	$160.0	$200.0

Share Repurchase in Guidance

  With respect to guidance, the Company cannot accurately predict the impact to its share base from any future share repurchases. Accordingly, any impact thereof is excluded from the guidance table above.
(a) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(b) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise or vesting of equity awards that could impact the Company's tax rate due to the stock compensation accounting standard, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2024, as well as any future impact of the China Growth and Impact Investment Program.

(c) Adjusted diluted EPS and adjusted EBITDA guidance are non-GAAP measures and exclude potential charges or gains that may be recorded during the applicable period, such as, among other things, loss contingencies, gain/loss on debt extinguishments and refinancing, tax charges relating to tax law changes, net expenses related to the COVID-19 pandemic, and other unanticipated charges and event. The Company does not provide reconciliations of forward-looking non-GAAP Adjusted EPS and adjusted EBITDA guidance to net income, the comparable GAAP measure because the impact and timing of these potential charges and gains cannot be determined without unreasonable efforts due to their inherent historical variability, complexity, and unpredictability. These items, which are necessary for a presentation of the reconciliation to GAAP, could have a potentially significant impact on the Company’s GAAP results. See Non-GAAP measures below.

About Herbalife Nutrition Ltd.

Herbalife Nutrition (NYSE: HLF) is a global company that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

  the potential impacts of the COVID-19 pandemic on us; our Members, customers, and supply chain; and the world economy;
  our ability to attract and retain Members;
  our relationship with, and our ability to influence the actions of, our Members;
  our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
  adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business and industry;
  legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and in China;
  our dependence on increased penetration of existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, cybersecurity incidents, pandemics and/or other acts by third parties;
  noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand or change our direct-selling business model;
  our reliance on our information technology infrastructure and manufacturing facilities and those of our outside manufacturers;
  the sufficiency of our trademarks and other intellectual property;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team;
  restrictions imposed by covenants in the agreements governing our indebtedness;
  risks related to our convertible notes;
  changes in, and uncertainties relating to, the application of transfer pricing, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
  our incorporation under the laws of the Cayman Islands; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Measures

The Company has included in this release adjusted diluted EPS and adjusted EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, which exclude the impact of certain unusual or non-recurring items, when read in conjunction with the Company’s reported results, calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition and calculation of adjusted diluted earnings per share and adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to diluted EPS or net income calculated in accordance with GAAP.

Contacts

Media Contact:
Jennifer Butler
Vice President, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Senior Director, Investor Relations
213.745.0449